UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 15, 2007

OPEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

514 Via De La Valle, Suite 200

Solana Beach, California 92075

(Address of principal executive offices, including zip code)

(858) 794-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Note and Warrant Financing

On June 15, 2007, Open Energy Corporation (“Open Energy”) entered into a Note and Warrant Purchase Agreement (the “Agreement”) with a certain accredited investor (the “Investor”) for the private placement of a promissory note (the “Note”) in the principal amount of $950,000 and a related warrant (the “Warrant”) to acquire up to 4,000,000 shares of common stock for a purchase price of $750,000 (the “Transactions”).  In connection with the Transactions, David Saltman, Open Energy’s Chief Executive Officer, entered into a Stock Pledge Agreement pursuant to which certain shares of Open Energy common stock (“Common Stock”) were pledged to secure the performance of the Note.  In the event of a default with respect to the Note, the Investor may (i) foreclose on the common stock pledged pursuant to the Stock Pledge Agreement or (ii) convert all unpaid amounts due under the Note into (A) a Convertible Debenture which is convertible into shares of Common Stock of Open Energy (the “Conversion Shares”) at the option of the Investor and (B) a warrant (the “Default Warrant”) exercisable for shares of Common Stock.  Open Energy and the Investor have also executed a Registration Rights Agreement pursuant to which Open Energy has agreed to provide certain registration rights with respect to the Convertible Debenture and the Default Warrant, and a Security Agreement (“Security Agreement”) to secure the obligations under the Convertible Debenture.  Copies of the Agreement, the Warrant, the Stock Pledge Agreement, the Note, the Convertible Debenture, the Default Warrant, the Registration Rights Agreement and the Security Agreement (collectively, the “Transaction Documents”) are filed as exhibits to this report and are incorporated into this report by reference.  The description set forth below is qualified in its entirety by reference to the Transaction Documents.  The issuance of the Warrant will occur on June 22, 2007.

The maturity date on the Note is October 15, 2007, which may be extended for one month at Open Energy’s option. If extended, the amount due to the Investor is increased by $50,000 to $1,000,000. If Open Energy is in default under the Note, the amount due to the Investor shall increase by $50,000 to $1,000,000, and any amounts then owed shall bear interest at the rate of 18% per annum. Open Energy has the right to prepay the note in whole or in part without penalty prior to the maturity date.

The Warrant is exercisable for up to 4,000,000 shares of Common Stock at an exercise price of $0.50 per share, and is exercisable for a term of three years.  The Warrant is subject to antidilution provisions which include a price floor of $0.05 per share.

The Convertible Debenture will accrue interest at a rate of 10% per annum, with accrued interest due and payable on June 15, 2008.  The Convertible Debenture will be convertible into Conversion Shares at an initial price of $0.50, which is subject to adjustment.  The Investor may not convert if the Conversion Shares issued would result in the Investor beneficially owning greater than 4.99% of Open Energy’s outstanding Common Stock.

The Default Warrant is exercisable for up to the number shares of Common Stock equal to two times the dollar amount of the Convertible Debenture at an exercise price of $0.50 per share, and is exercisable for a term of five years.  The Warrant is subject to antidilution provisions which include a price floor of $0.05 per share.

Open Energy’s obligations under the Convertible Debenture will be secured by substantially all of the assets of Open Energy and any subsidiaries pursuant to the Security Agreement.  Open Energy has agreed not to encumber the assets (except for Permitted Indebtedness, as defined in the Security Agreement) or redeem or issue dividends on its capital stock without the written consent of the Investor.

Upon an event of default (as defined in the Convertible Debenture), the Investor shall have the right to require the company to file a Registration Statement on Form S-1, SB-2 or S-3 covering the resale of all Registrable Securities (as defined in the Registration Rights Agreement).

Employment Agreements

On June 15, 2007, Open Energy entered into employment agreements with its Chief Financial Officer, Aidan H. Shields, and General Counsel, John E. Hart and amended an employment agreement with its Executive Vice President and Chief Operating Officer, David Field.

The following is a brief description of the material terms of the employment agreement with Mr. Shields:

•                  Mr. Shields will receive an annual base salary of $175,000 per year and will continue to be employed at-will.

•                  Mr. Shields will receive an option to purchase 500,000 shares of Common Stock, with such option to vest quarterly over three years.

The following is a brief description of the material terms of the employment agreement with Mr. Hart:

•                  Mr. Hart will receive an annual base salary of $150,000 per year and will continue to be employed at-will.

•                  At the sole discretion of the Open Energy board of directors, Mr. Hart may be granted additional equity compensation in the form of stock options.

The following is a brief description of the material terms of the amended employment agreement with Mr. Field:

•                  Subject to the approval of the compensation committee of the Board of Directors, Mr. Field will receive an annual base salary of $175,000 per year, which may be increased to 225,000 per year as of October 1, 2007, subject to Open Energy achieving certain funding and revenue targets.

•                  Mr. Field will receive an option to purchase 1,000,000 shares of Common Stock, with such option to vest quarterly over three years.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

See Section 1.01 with respect to the equity securities issued in connection with the Transaction Documents.  The issuance of the equity securities will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Note and Warrant Purchase Agreement dated June 15, 2007
10.2	Form of Warrant
10.3	Form of Stock Pledge Agreement
10.4	Form of Note
10.5	Convertible Debenture dated June 15, 2007
10.6	Form of Default Warrant
10.7	Form of Registration Rights Agreement
10.8	Form of Security Agreement
10.9	Employment Agreement with Aidan H. Shields dated June 15, 2007
10.10	Employment Agreement with John E. Hart dated June 15, 2007
10.11	Employment Agreement with David Field dated November 1, 2006 and Amendment No. 1 to the Employment Agreement dated June 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENERGY CORPORATION

By:	/s/ John E. Hart
John E. Hart General Counsel

Date:  June 21, 2007